UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 23, 2007

WESTERN SIZZLIN CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25366	86-0723400
(Commission	(IRS Employer
File No.)	Identification Number)

1338 Plantation Road

Roanoke, Virginia  24012

(Address of Principal Executive Offices) (Zip Code)

(540) 345-3195

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4 (c))

Form 8-K

Item 4.01               Changes in Registrant’s Certifying Accountant

On March 23, 2007, the Company informed the independent accountant previously engaged to audit the Company’s financial statements, Grant Thornton, LLP, that it was being dismissed following the Company’s review of responses to a request for proposals for audit and related services submitted by several firms. Upon the recommendation of the Audit & Finance Committee of the Board of Directors, the Company selected Dixon Hughes PLLC to serve as its independent accountant to audit the Company’s financial statements commencing in 2007.  Prior to this engagement, the Company had not previously consulted with Dixon Hughes PLLC on any matters.

Grant Thornton, LLP’s, report on the financial statements for the  fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  Additionally, during the fiscal years ended December 31, 2006 and 2005 there were no disagreements with Grant Thornton, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton, LLP’s, satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2006 and 2005 there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses previously reported by the Company in Item 9A of its Annual Reports on Form 10-K for the years ended December 31, 2006 and 2005.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided a copy of this report to Grant Thornton, LLP and has received a letter addressed to the Securities and Exchange Commission indicating that they agree with the statements made in this report.  A copy of Grant Thornton, LLP’s letter is attached to this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

Attached as Exhibit 99.1 is Grant Thornton, LLP’s, letter to the Securities and Exchange Commission dated March 29, 2007, filed pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIZZLIN CORPORATION

Date: March 29, 2007	By: /s/ Robyn B. Mabe
Robyn B. Mabe
Vice President and Chief Financial Officer